UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2004

UNITED DEFENSE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16821 (Commission File Number)	52-2059782 (I.R.S. Employer Identification No.)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 312-6100

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On December 1, 2004, the Board of Directors of United Defense Industries, Inc., adopted Amended and Restated By-Laws of United Defense which are filed herewith as Exhibit 3.01. The new Amended and Restated By-Laws deleted Article III, Section 11 of the existing By-Laws which had stated generally that United Defense would indemnify any director or officer of United Defense or any person serving as a director or officer of another entity at the request of United Defense to the fullest extent permitted by applicable law. The Amended and Restated By-Laws include a new Article VIII which provides for a more detailed recitation of the indemnification rights provided to executive officers and directors of United Defense or any person serving as a director or officer of another entity at the request of United Defense. Among other things, Article VIII sets forth the circumstances in which indemnification shall not be provided; the procedures under which United Defense will advance expenses to an indemnitee; the rights of indemnitees to bring suit to enforce United Defense’s indemnity obligations; and provides that the Board of Directors may elect to provide similar indemnification rights to other employees or agents of United Defense who do not qualify for indemnity under Article VIII.

Item 9.01. Financial Statements and Exhibits.

     Financial Statements of Business Acquired.

     Not applicable.

     Pro Forma Financial Information.

     Not applicable.

     Exhibits.

The following exhibit is furnished with this report pursuant to Item 5.03:

Exhibit No.	Description
3.01	Amended and Restated By–Laws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DEFENSE INDUSTRIES, INC.
Date: December 7, 2004	BY: /s/ David V. Kolovat David V. Kolovat Vice President, General Counsel and Secretary

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